Exhibit 99.1

Generac Reports Second Quarter 2010 Earnings

Company achieves strong year-over-year cash flow generation and earnings growth

WAUKESHA, WISCONSIN, (August 6, 2010) — Generac Holdings Inc. (NYSE: GNRC), a leading designer and manufacturer of backup power generation products, today reported financial results for its second quarter ended June 30, 2010.

Second Quarter 2010 Highlights

•                  Net income increased year-over-year by 16.7% to $12.8 million as compared to $11.0 million for the second quarter of 2009; adjusted net income increased 28.9% to $26.1 million from $20.3 million in the second quarter of 2009.

•                  Cash flow from operations improved over 36% year-over-year, from $20.7 million to $28.2 million during the second quarter 2010.

•                  Net sales of $140.5 million decreased 6.1% compared to $149.6 million in the second quarter of 2009.

•                  Adjusted EBITDA of $36.0 million compared to $40.0 million in the second quarter of 2009.

•                  Diluted net income per common share was $0.19 per share; adjusted diluted net income per common share was $0.39 per share, both of which include $0.03 per share of share based compensation expense.

“During the second quarter of 2010, we generated strong earnings growth and cash flows from our operations.  While our overall top-line sales results have been challenged by difficult prior year residential market comparisons and ongoing softness in our industrial markets, our year-over-year sales decline has improved for three consecutive quarters.  We continue to make the necessary investments in growth initiatives that leverage our technology, distribution and leading market position which will drive growth as market conditions improve.” said Aaron Jagdfeld, Chief Executive Officer of Generac.

Residential product sales of $87.9 million decreased 3.3% in the second quarter 2010 from $90.9 million in the second quarter last year. This year-over-year decline was driven by the continued weakness in residential investment coupled with a reduced benefit from power outages.  This sales decline was offset by the Company’s initiatives to expand product offerings, increase distribution and increase awareness for its products.

Industrial and commercial product sales of $43.3 million in the second quarter decreased 15.7% from $51.4 million for the comparable period in 2009.  This decrease was driven by continued weakness in U.S. non-residential construction activity and declines in sales to industrial and commercial national account customers.  Despite this decline, we did see sequential growth for these products from the first quarter of 2010, indicating improved activity in this market.

Gross profit margin was 39.0% for the second quarter of 2010, holding relatively steady from first quarter 2010 gross margin of 39.3% and down from prior year second quarter gross margin of 40.2%.  Year-over-year gross margins declined 1.2% as a result of a shift in residential sales to lower kilowatt products and an increase in commodity prices versus prior year.

Operating expenses for the second quarter of 2010 increased 1.4% to $35.9 million compared to $35.4 million in second quarter of 2009.  On a year-over-year basis, the Company increased its investments in engineering and product development and incurred increased administrative costs following its initial public offering.  Additionally, the Company recorded $1.7 million of share based compensation expense during the second quarter of 2010 to account for the time based vesting of stock options, restricted stock and other stock awards issued in connection with Generac’s initial public offering.  These increases were partially offset by reduced variable operating expenses due to lower sales volumes.

OUTLOOK

Mr. Jagdfeld concluded, “As we enter the second half of 2010, we continue to be cautious about the near-term economic environment.  Given recent positive trends in our industrial and commercial markets and assuming normalized power outage activity through the balance of the year, we are optimistic about our second half financial results.  Further, we expect to generate significant cash flows from operations throughout 2010, allowing us to actively pursue our strategic growth initiatives.  Longer term, we remain confident that we will benefit from our focus on increasing the awareness, availability and affordability of stand-by power as market conditions improve.”

Conference Call and Webcast

Generac management will hold a conference call at 10:00am EDT on Friday, August 6, 2010 to discuss highlights of this earnings release. The conference call can be accessed by dialing (866) 788-0547 (domestic) or +1 (857) 350-1685 (international) and entering passcode 48354618.

The conference call will also be webcast simultaneously on Generac’s website (http://www.generac.com), under the Investor Relations link.

The webcast is also being distributed through the Thomson Reuters StreetEvents Network. Individual investors can listen to the call at http://www.earnings.com, Thomson Reuters’ individual investor portal, powered by StreetEvents. Institutional investors can access the call via StreetEvents (http://www.streetevents.com), a password-protected event management site.

Following the live webcast, a replay will be available on the Company’s web site. A telephonic replay will also be available three hours after the call and can be accessed by dialing (888) 286-8010 (domestic) or +1 (617) 801-6888 (international) and entering passcode 53803371. The telephonic replay will be available for 30 days.

Generac company news is available

24 hours a day, on-line at: http://www.generac.com.

About Generac

Since 1959, Generac has been a leading designer and manufacturer of a wide range of backup power generation products serving residential, light commercial and industrial markets. Generac’s power systems range in output from 800 watts to 9 megawatts and are available through a broad network of independent dealers, retailers and wholesalers.

Forward-looking Information

Certain statements contained in this news release, as well as other information provided from time to time by Generac Holdings Inc. or its employees, may contain forward looking statements that involve risks and uncertainties that could cause actual results to differ materially from those in the forward looking statements. Forward-looking statements give Generac’s current expectations and projections relating to the Company’s financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “confident,” “may,” “should,” “can have,” “likely,” “future” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events.

Any such forward looking statements are not guarantees of performance or results, and involve risks, uncertainties (some of which are beyond the Company’s control) and assumptions. Although Generac believes any forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect Generac’s actual financial results and cause them to differ materially from those anticipated in any forward-looking statements, including:

•                  demand for Generac products;

•                  frequency of major power outages;

•                  availability of raw materials and key components used in producing Generac products;

•                  competitive factors in the industry in which Generac operates;

•                  Generac’s dependence on its distribution network;

•                  Generac’s ability to invest in, develop or adapt to changing technologies and manufacturing techniques;

•                  Generac’s ability to adjust to operating as a public company

•                  loss of key management and employees;

•                  increase in liability claims; and

•                  changes in environmental, health and safety laws and regulations.

Should one or more of these risks or uncertainties materialize, Generac’s actual results may vary in material respects from those projected in any forward-looking statements. A detailed discussion of these and other factors that may affect future results is contained in Generac’s filings with the Securities and Exchange Commission, or SEC.

Any forward-looking statement made by Generac in this press release speaks only as of the date on which it is made.  Generac undertakes no obligation to update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Reconciliations to GAAP Financial Metrics

Adjusted EBITDA

To supplement the Company’s condensed consolidated financial statements presented in accordance with US GAAP, Generac provides a summary to show the computation of Adjusted EBITDA, taking into account certain charges that were taken during the periods presented. The computation of Adjusted EBITDA is based on the definition of EBITDA contained in Generac’s credit agreement, dated as of November 10, 2006.

Adjusted Net Income

To further supplement Generac’s condensed consolidated financial statements presented in accordance with US GAAP, the Company provides a summary to show the computation of Adjusted net income (loss). Adjusted net income (loss) is defined as Net income (loss) before provision (benefit) for income taxes adjusted for the following items: cash income tax expense (benefit), amortization of intangible assets, amortization of deferred loan costs related to the Company’s debt, intangible impairment charges, and non-cash gains.

The presentation of this additional information is not meant to be considered in isolation of, or as a substitute for, results prepared in accordance with US GAAP.  Please see our SEC filings for additional discussion of the basis for Generac’s reporting of Non-GAAP financial measures.

Generac Holdings Inc.

Condensed Consolidated Statements of Operations

(Dollars in Thousands, Except Share and Per Share Data)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009

Net sales	$140,455	$149,577	$271,173	$290,023
Costs of goods sold	85,710	89,389	165,010	182,308
Gross profit	54,745	60,188	106,163	107,715

Operating expenses:
Selling and service	13,809	15,853	28,121	30,243
Research and development	3,482	2,625	7,204	5,237
General and administrative	5,679	3,970	10,838	7,867
Amortization of intangibles	12,921	12,954	25,682	25,766
Total operating expenses	35,891	35,402	71,845	69,113
Income from operations	18,854	24,786	34,318	38,602

Other (expense) income:
Interest expense	(5,720)	(18,482)	(14,212)	(36,448)
Investment income	36	694	110	1,960
Gain on extinguishment of debt	—	4,414	—	13,510
Write-off of deferred financing costs related to debt extinguishment	—	—	(4,180)	—
Other, net	(259)	(308)	(575)	(621)
Total other expense, net	(5,943)	(13,682)	(18,857)	(21,599)

Income before provision for income taxes	12,911	11,104	15,461	17,003
Provision for income taxes	77	107	159	212
Net income	12,834	10,997	15,302	16,791

Preferential distribution to:
Series A preferred stockholders	—	(3,320)	(2,042)	(6,112)
Class B common stockholders	—	(24,731)	(12,133)	(48,859)
Beneficial conversion - see note 1	—	—	(140,690)	—
Net income (loss) attributable to common stockholders (formerly Class A common stockholders)	$12,834	$(17,054)	$(139,563)	$(38,180)

Net income (loss) per common share - basic (2):
Common stock (formerly Class A common stock)	$0.19	$(9,824)	$(2.71)	$(21,993)
Class B common stock	n/a	$1,030	$2,230	$2,034

Net income (loss) per common share - diluted (2):
Common stock (formerly Class A common stock)	$0.19	$(9,824)	$(2.71)	$(21,993)
Class B common stock	n/a	$1,030	$2,230	$2,034

Weighted average common shares outstanding - basic (2):
Common stock (formerly Class A common stock)	67,093,250	1,736	51,507,358	1,736
Class B common stock	n/a	24,018	5,440	24,018

Weighted average common shares outstanding - diluted (2):
Common stock (formerly Class A common stock)	67,200,565	1,736	51,507,358	1,736
Class B common stock	n/a	24,018	5,440	24,018

(1) Beneficial conversion feature related to Class B common stock and Series A preferred stock was reflected during the first quarter as a result of Generac’s corporate reorganization and IPO.  See discussion of Generac’s equity structure and corporate reorganization in the 2009 Annual Report on Form 10-K for the fiscal year ended December 31, 2009.

(2) 2010 Net income (loss) per common share and weighted average common shares outstanding reflect the corporate reorganization and IPO that occurred on February 10, 2010. The share structure prior to February 10, 2010 has been retroactively restated to only reflect the reverse stock split that occurred with the corporate reorganization.

Generac Holdings Inc.

Condensed Consolidated Balance Sheets

(Dollars in Thousands, Except Share and Per Share Data)

	June 30,	December 31,
	2010	2009
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$93,109	$161,307
Accounts and notes receivable, less allowance for doubtful accounts	68,410	54,130
Inventories	111,436	123,700
Prepaid expenses and other assets	3,412	5,880
Total current assets	276,367	345,017

Property and equipment, net	72,580	73,374

Customer lists, net	115,700	134,674
Patents, net	88,875	92,753
Other intangible assets, net	7,121	7,791
Deferred financing costs, net	7,589	13,070
Trade names	142,247	144,407
Goodwill	525,875	525,875
Other assets	73	282
Total assets	$1,236,427	$1,337,243

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$42,985	$33,639
Accrued wages and employee benefits	6,041	6,930
Other accrued liabilities	36,948	52,326
Current portion of long-term debt	—	39,076
Total current liabilities	85,974	131,971

Long-term debt	731,422	1,052,463
Other long-term liabilities	20,829	17,418
Total liabilities	838,225	1,201,852

Class B convertible voting common stock, par value $0.01, 110,000 shares authorized, 0 and 24,018 shares issued at June 30, 2010 and December 31, 2009, respectively	—	765,096
Series A convertible non-voting preferred stock, par value $0.01, 30,000 shares authorized, 0 and 11,311 shares issued at June 30, 2010 and December 31, 2009, respectively	—	113,109

Stockholders’ equity (deficit):
Common stock (formerly Class A common stock), par value $0.01, 500,000,000 shares authorized, 67,522,102 and 1,617 shares issued at June 30, 2010 and December 31, 2009, respectively	675	—
Additional paid-in capital	1,130,514	2,394
Excess purchase price over predecessor basis	(202,116)	(202,116)
Accumulated deficit	(523,269)	(538,571)
Accumulated other comprehensive loss	(7,602)	(4,492)
Stockholder notes receivable	—	(29)
Total stockholders’ equity (deficit)	398,202	(742,814)

Total liabilities and stockholders’ equity	$1,236,427	$1,337,243

Generac Holdings Inc.

Condensed Consolidated Statements of Cash Flows

(Dollars in Thousands)

(Unaudited)

	Six Months Ended June 30,
	2010	2009

Operating activities
Net income	$15,302	$16,791
Adjustment to reconcile net income to net cash provided by operating activities:
Depreciation	3,829	3,855
Amortization	25,682	25,766
Gain on extinguishment of debt	—	(13,510)
Write-off of deferred financing costs related to debt extinguishment	4,180	—
Amortization of deferred finance costs	1,301	1,710
Amortization of unrealized loss on interest rate swaps	—	12,930
Provision for losses on accounts receivable	(69)	31
Loss on disposal of property and equipment	—	59
Share-based compensation expense	2,959	19
Net changes in operating assets and liabilities:
Accounts receivable	(14,211)	2,450
Inventories	12,264	5,012
Other assets	1,999	1,155
Accounts payable	9,346	(8,124)
Accrued wages and employee benefits	(860)	526
Other accrued liabilities	(15,077)	(27,849)
Net cash provided by operating activities	46,645	20,821

Investing activities
Proceeds from sale of property and equipment	—	56
Expenditures for property and equipment	(3,035)	(1,885)
Collections on receivable notes	—	105
Net cash used in investing activities	(3,035)	(1,724)

Financing activities
Proceeds from issuance of common stock	248,309	—
Payment of long-term debt	(360,117)	(9,500)
Net cash used in financing activities	(111,808)	(9,500)

Net (decrease) increase in cash and cash equivalents	(68,198)	9,597
Cash and cash equivalents at beginning of period	161,307	81,229
Cash and cash equivalents at end of period	$93,109	$90,826

Supplemental disclosure of noncash financing and investing activities
Contributions of capital related to debt extinguishment	$—	$13,989

Generac Holdings Inc.

Reconciliation Schedules

(Dollars in Thousands)

Net income to Adjusted EBITDA	Three months ended June 30,		Six months ended June 30,
reconciliation	2010	2009	2010	2009
	(unaudited)	(unaudited)	(unaudited)	(unaudited)

Net income	$12,834	$10,997	$15,302	$16,791
Interest expense	5,720	18,482	14,212	36,448
Depreciation and amortization	14,859	14,894	29,511	29,621
Income taxes provision	77	107	159	212
Non-cash impairment and other charges (1)	415	(169)	564	(1,366)
Non-cash share based compensation expense (2)	1,713	—	2,959	—
Write-off of deferred financing costs related to debt extinguishment	—	—	4,180	—
Transaction costs and credit facility fees	305	311	667	710
Non-cash gains	—	(4,414)	—	(13,510)
Business optimization expenses	—	—	108	—
Sponsor fees	—	125	56	250
Letter of credit fees	19	(2)	21	23
Other state franchise taxes	35	27	96	54
Holding company interest income	(19)	(317)	(45)	(317)

Adjusted EBITDA	$35,958	$40,041	$67,790	$68,916

(1)  Includes losses on disposals of assets and unrealized losses / (gains) on commodity contracts.  A full description of these and the other reconciliation adjustments contained in these schedules is included in Generac’s SEC  filings.

(2) Second quarter 2010 includes $1.7 million of share based compensation expense to account for the time based vesting of stock options, restricted stock and other stock awards issued in connection with Generac’s initial public offering.

Net income to Non-GAAP adjusted net	Three months ended June 30,			Six months ended June 30,
income reconciliation	2010		2009	2010		2009
	(unaudited)		(unaudited)	(unaudited)		(unaudited)

Net income	$12,834		$10,997	$15,302		$16,791
Provision for income taxes	77		107	159		212
Income before provision for income taxes	12,911		11,104	15,461		17,003
Amortization of intangible assets	12,921		12,954	25,682		25,766
Amortization of deferred loan costs	562		854	1,301		1,710
Write-off of deferred financing costs related to debt extinguishment	—		—	4,180		—
Non-cash gains	—		(4,414)	—		(13,510)
Adjusted net income before provision for income taxes	26,394		20,498	46,624		30,969
Cash income tax expense	(263)		(230)	(373)		(363)

Non-GAAP adjusted net income	$26,131	(2)	$20,268	$46,251	(2)	$30,606

Adjusted net income per common share - diluted (3):	0.39		n/m	n/m		n/m

Weighted average common shares outstanding - diluted (3):	67,200,565		n/m	n/m		n/m

(3) pre-IPO share and per share data is not meaningful due to the corporate reorganization which occurred during the first quarter of 2010.